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                                                                    EXHIBIT 99.3

                                                                       EXHIBIT B



                          SUMMARY OF RIGHTS TO PURCHASE
                             CLASS A PREFERRED STOCK


            On September 16, 1998, the Board of Directors of BTG, Inc. (the "Corporation") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Corporation. The distribution is payable to shareholders of record on September 28, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Class A Preferred Stock, par value $.01 per share ("Preferred Stock") at a price of $65 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and First Union National Bank as Rights Agent (the "Rights Agent").

            Initially, the Rights will be deemed to be attached to all Common Stock outstanding certificates, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). Notwithstanding the foregoing, the term "Acquiring Person" will not include (i) Dr. Edward H. Bersoff, Chairman of the Board, President and Chief Executive Officer of the Corporation, who beneficially owns in excess of 15% of the Corporation's Common Stock, and (ii) another shareholder (the "Qualified Exempt Person") who, as of the date of the adoption of the Rights Agreement, beneficially owned shares of the Corporation's Common Stock in excess of 19.2% of the outstanding shares of Common Stock, unless the Qualified Exempt Person acquires beneficial ownership of an additional 50,000 shares of the Corporation in excess of the amount beneficially owned by the Qualified Exempt Person on September 16, 1998 and the Qualified Exempt Person beneficially owns 15% or more of the Corporation's outstanding Common Stock.

            Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred only with the Common Stock



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certificates, (ii) new Common Stock certificates issued after September 28,
1998, upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

            The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 31, 2008, unless earlier redeemed or exchanged by the Corporation as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

            As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            If any Person becomes the beneficial owner of 15% or more of the Corporation's outstanding Common Stock (except as provided below), each holder of a Right will have the right, after the end of the redemption period below, to exercise the Right by purchasing for the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times such amount. Holders of such Rights will not be able to exercise however, if the 15% beneficial owner became same by an offer for all outstanding shares of Common Stock which two-thirds of the Directors determine to be fair to and otherwise in the best interests of the Corporation and its shareholders. Following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

            For example, at a Purchase Price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase 8 shares of Common Stock for $12.50 per share.

            In the event that, at any time following the Stock Acquisition Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the Corporation is not the surviving corporation (other than a



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merger which follows an offer described in the second preceding paragraph), or
(ii) 50% or more of the Corporation's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above), after the expiration of the redemption period referred to below, shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $200 for the $100 Purchase Price).

            At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

            The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. The Corporation is not required to issue fractional shares and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

            In general, the Board of Directors of the Corporation may cause the Corporation to redeem the Rights in whole, but not in part, at any time up to the 10th day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors (the "Redemption Period") at a price of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of two-thirds of the Directors. After the Redemption Period has expired, the Corporation's right of redemption may be reinstated (with the concurrence of two-thirds of the Directors) if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Corporation and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Corporation


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ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Corporation or for common stock of the acquiring company as set forth above.

            Other than those provisions relating to the principal economic terms of the Rights (except that under certain circumstances the Purchase Price may be increased), any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

                                    * * *


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